                                                                   EXHIBIT 2.1.1

                                    FORM OF
                             COBALT NETWORKS, INC.

                                VOTING AGREEMENT

     This Voting Agreement (this "Agreement") is made and entered into as of March 22, 2000, between Cobalt Networks, Inc., a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Chili!Soft, Inc., a California corporation ("Company").

                                    RECITALS

     A. WHEREAS, concurrently with the execution of this Agreement, Parent, Company and Blue Tortilla Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive Common Stock of Parent on the basis described in the Reorganization Agreement;

     B. WHEREAS, the Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock and/or Preferred Stock of the Company as is indicated on the final page of this Agreement (the "Shares");

     C. WHEREAS, Parent desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1(a) below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.  Agreement to Retain Shares.
         --------------------------

         (a)  Transfer and Encumbrance. Shareholder agrees not to transfer
              ------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1(b) below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date unless such person or entity to whom such Shares or New Shares shall have been transferred, sold, pledged, exchanged or disposed shall have (i) executed a counterpart of this Agreement; and (ii) agreed to hold such Shares and/or New Shares subject to all of the terms and conditions of this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article IX thereof.

         (b)  Additional Purchases. Shareholder agrees that any shares of
              --------------------
capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.  Agreement to Vote Shares.  At every meeting of the shareholders of the
         ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of approval of (i) the principal terms of the Reorganization Agreement and the Merger; (ii) any payments or purchases, sales or accelerations of capital stock of the Company in connection with the Merger that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, such that all such payments or purchases, sales or accelerations resulting from transactions contemplated by the Merger shall not be deemed to be "parachute payments" pursuant to Section 280G; and (iii) any matter that could reasonably be contemplated by the Reorganization Agreement. Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

     3.  Irrevocable Proxy.  Concurrently with the execution of this Agreement,
         -----------------
Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, covering the total number
---------
of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder and subject to the Proxy set forth therein.

     4.  Representations, Warranties and Covenants of the Shareholder.
         ------------------------------------------------------------
Shareholder hereby represents, warrants and covenants to Parent as follows:

         (a)  Ownership of Shares.  Shareholder (i) is the beneficial owner of
              -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances (other than as disclosed on the Company Schedules); (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         (b)  No Proxy Solicitations.  Prior to the Expiration Date,
              ----------------------
Shareholder, will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies with respect to (a) any proposal made in opposition to or competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with Parent and its affiliates, (c) any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal") or (d) otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders' vote or action by consent of the Company shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

     5.  Additional Documents. Shareholder hereby covenants and agrees to
         --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     6.  Consent and Waiver. Shareholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party as a shareholder or pursuant to any rights Shareholder may have as a shareholder.

     7.  Termination.  This Agreement and the Proxy delivered in connection
         -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.  Miscellaneous.
         -------------

         (a)  Severability. If any term, provision, covenant or restriction of
              ------------
 this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b)  Binding Effect and Assignment. This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         (c)  Amendments and Modification. This Agreement may not be modified,
              ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d)  Specific Performance; Injunctive Relief. The parties hereto
              ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

         (e)  Notices. All notices, requests, claims, demands and other
              -------
communications hereunder shall be in writing and deemed given (i) on the date thereof if delivered in person, (ii) on the date thereof if delivered by facsimile (with acknowledgement of complete transmission and a confirming copy sent by mail), (iii) after three (3) business days if sent by mail (registered or certified mail, postage prepaid, return receipt requested), or (iv) on the next business day if sent by overnight courier (prepaid) to the respective parties as follows:

     If to Parent:        Stephen W. DeWitt
                          Cobalt Networks, Inc.
                          555 Ellis Street
                          Mountain View, California  94043
                          Telephone:  (650) 623-2500
                          Facsimile:  (650) 623-2501

With a copy to:           Wilson Sonsini Goodrich & Rosati
                          650 Page Mill Road
                          Palo Alto, California  94304-1050
                          Attention:     Robert P. Latta, Esq.
                                         and Julia Reigel, Esq.
                          Telephone:     (650) 493-9300
                          Facsimile:     (650) 845-5000

If to the Shareholder:    To the address for notice set forth on the last page
                          hereof

With a copy to:           Crosby, Heafey, Roach & May Professional Corporation
                          Four Embarcadero Center,  Suite 1900
                          San Francisco, California  94111-4106
                          Attention:     Dale S. Freeman, Esq.
                          Telephone:     (415) 543-8700
                          Facsimile:     (415) 391-8269

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         (f)  Governing Law. This Agreement shall be governed by, and construed
              -------------
and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

         (g)  Entire Agreement. This Agreement contains the entire understanding
              ----------------
of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

         (h)  Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (i)  Effect of Headings. The section headings herein are for
              ------------------
convenience only and shall not affect the construction of interpretation of this Agreement.

                  [Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              COBALT NETWORKS, INC.



                              By:     _______________________________________
                                      Gary A. Martell
                                      Chief Operating Officer


                              SHAREHOLDER:


                              By:     _______________________________________

                              Print
                              Name:   _______________________________________

                              Title:  _______________________________________

                              Shareholder's Address for Notice:

                              _______________________________________________

                              _______________________________________________

                              _______________________________________________


                              Shares beneficially owned:

                              ___________ shares of Company Common Stock

                              ___________ shares of Company Series A Preferred Stock

                              ___________ shares of Company Series B Preferred Stock

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned shareholder of Chili!Soft, Inc., a California corporation ("Company"), hereby irrevocably appoints Stephen W. DeWitt and Kenton D. Chow of Cobalt Networks, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of March 22, 2000 (the "Reorganization Agreement"), among Parent, Blue Tortilla Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of March 22, 2000 between Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement or the effectiveness of the Merger to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of (i) the Merger and the Reorganization Agreement; (ii) any payments or purchases, sales or accelerations of capital stock of the Company in connection with the Merger that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, such that all such payments or purchases, sales or accelerations resulting from transactions contemplated by the Merger shall not be deemed to be "parachute payments" pursuant to Section 280G; and (iii) any matter reasonably contemplated by the Reorganization Agreement (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Articles of Incorporation).

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above in the second paragraph. The undersigned shareholder may vote the Shares on all other matters.

     Notwithstanding any other provision contained herein, this Irrevocable Proxy shall terminate and be of no further force or effect automatically upon the earlier of the termination of the Reorganization Agreement or the effectiveness of the Merger.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:  March __, 2000


Signature of Shareholder:  ________________________________


Print Name of Shareholder:  _______________________________


Title: ____________________________________________________

Shares beneficially owned:

__________ shares of Common Stock

__________ shares of Series A Preferred Stock

__________ shares of Series B Preferred Stock




                                      A-2